UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

Empire Resorts, Inc. (the “Company”) has been advised that on January 4, 2008, its partner, the St. Regis Mohawk Tribe (the “Tribe”), received a letter from James E. Cason, Associate Deputy Secretary of the Interior, denying the Tribe's request to take 29.31 acres into trust for the purpose of building a Class III gaming facility to be located at Monticello Raceway, in accordance with the Indian Gaming Regulatory Act of 1988 (“IGRA”).  The request was denied based upon regulations promulgated under IGRA relating to the need of the Tribe for additional land, the purposes for which the land would be used, and the distance of the land from the Tribe’s reservation.  A copy of the letter is attached hereto as Exhibit 99.1.

On January 7, 2008, Empire Resorts, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.2, with respect to the notification received by the Tribe from the Department of the Interior.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

99.1	Letter from James E. Cason, Associate Deputy Secretary of the Interior, to the St. Regis Mohawk Tribe, dated January 4, 2008.

99.2	Press Release of Empire Resorts, Inc. dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: January 7, 2008	By:	/s/ Ronald J. Radcliffe
Name: Ronald J. Radcliffe
Title: Chief Financial Officer